UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2005

CALIPER LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28229 (Commission File Number)	33-0675808 (I.R.S. Employer Identification No.)

68 Elm Street
Hopkinton, Massachusetts 01748
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 435-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

     On April 27, 2005, Caliper Life Sciences, Inc. (“Caliper”), as tenant, entered into a Lease dated as of April 25, 2005, with BCIA New England Holdings LLC (“BCIA”), as landlord (the “Lease”). Pursuant to the Lease, Caliper will continue to lease its existing facilities, comprised of two separate buildings totaling approximately 117,000 square feet, in Hopkinton, Massachusetts. This Lease supercedes and replaces Caliper’s existing lease for these facilities, which otherwise was due to expire on December 31, 2005. The initial term of the Lease will expire on December 31, 2015. The Lease also contains two five-year extension options, which are exercisable at Caliper’s option. Basic rent under the Lease will be $97,428 per month for the remainder of 2005. Annual basic rent for the leased facilities will be $1,227,597 from January 1, 2006 through June 30, 2008; $1,490,653 from July 1, 2008 through December 31, 2011; and $1,607,567 from January 1, 2012 through December 31, 2015. Under the terms of the Lease, Caliper is also required to pay utilities, property taxes, and other operating and maintenance expenses relating to the leased facilities. As a security deposit for Caliper’s obligations under the Lease, Caliper is required to deliver to BCIA a letter of credit in the amount of $1,473,116. The amount of this letter of credit will be reduced by $200,000 on each of the first seven anniversaries of the commencement date of the Lease, provided that Caliper is not then in default under the terms of the Lease. Under the terms of the Lease Caliper is entitled to undertake certain improvements and expansions of the leased facilities, which Caliper does expect to undertake, subject to obtaining necessary permits and approvals. Caliper presently estimates that these improvements and expansions will cost approximately $4,900,000, of which amount approximately $3,273,000 will be funded by BCIA, with the balance to be funded by Caliper. Caliper is obligated to spend not less than $1,600,000 in connection with these improvements and expansions. The Lease also contains other terms and conditions that are typical of commercial leases of this type.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     As previously reported in a Current Report on Form 8-K filed on April 26, 2005, as a result of a resignation of a director of Caliper Life Sciences, Inc. on April 20, 2005, the Board of Directors of Caliper is no longer comprised of a majority of independent directors, as defined in Rule 4200(a)(15) of the NASD listing standards. On April 22, 2005, Caliper notified Nasdaq of this resignation, and that because of this resignation, Caliper is (i) no longer in compliance with the Rule 4350(c)(1) of the NASD listing standards and (ii) relying on the cure period set forth in Rule 4350(c)(1) while a search for a new independent director is conducted by Caliper. On April 27, 2005, Caliper received a letter from Nasdaq confirming that Caliper is not presently in compliance with Nasdaq’s independent director requirements set forth in Rule 4350(c)(1), and that consistent with such Rule, Caliper will be provided with a cure period in order to regain compliance until the earlier of Caliper’s next annual stockholders meeting or April 20, 2006. As a result of the vacancy on its Board of Directors, Caliper is currently searching for a new independent director, and has delayed determining the date of Caliper’s 2005 Annual Meeting of Stockholders until it has identified such a candidate. Once Caliper has identified the replacement candidate, Caliper will set the record date and the date for its 2005 Annual Meeting of Stockholders and file its proxy statement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Caliper Life Sciences, Inc.
Dated: April 28, 2005	By:	/s/ Thomas T. Higgins
Thomas T. Higgins
Chief Financial Officer